Exhibit 10.13

AMENDMENT NO. 3
TO THE
OKLAHOMA GAS AND ELECTRIC COMPANY
RESTORATION OF RETIREMENT INCOME PLAN
(As Amended and Restated Effective January 1, 1994)

          Oklahoma Gas Electric Company, an Oklahoma corporation, in accordance with the authority contained in Section 9 of the Oklahoma Gas and Electric Company Restoration of Retirement Income Plan (the "Plan"), hereby amends the Plan, effective as of January 1, 1998, as follows:

          1.           The second paragraph of Section 5 of the Plan is deleted and replaced with the following paragraph:

          “Inmaking this computation, it is intended that the recipient should receive an amount from this Plan which, if expressed as an actuarial equivalent lump-sum amount, would enable him to purchase an individual annuity that would produce a monthly benefit, after payment of applicable Federal, State and local income taxes on such lump-sum amount at the maximum rates in effect in the year of commencement of Plan benefits, equal to the monthly benefit, after payment of such income taxes, that the recipient would have received under the Retirement Plan had Sections 401(a)(17) and 415 of the Code not been applicable thereto, less the benefits which are payable under the Retirement Plan.”

          2.           The first paragraph of Section 6 of the Plan is deleted and replaced with the following paragraph:

          “Payment of benefits under this Plan shall be made only when, and if, the participant is entitled to benefits under the Retirement Plan. Such payments shall commence on the participant’s actual retirement date or within a reasonable time thereafter, and such payments shall be made, on an actuarial equivalent basis, in monthly or annual installments over a specified number of years to be determined by the Retirement Committee in its discretion. If a participant dies before the expiration of the specified payment period, his or her beneficiary or beneficiaries shall be paid a lump-sum amount equal to the present value of the remaining installment payments, determined on an actuarial equivalent basis.”